IMPERIAL OIL LIMITED
Exhibit (32.1)
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, John R. Whelan, the chief executive officer of Imperial Oil Limited (the “company”), hereby certifies that, to his knowledge:
(i)The quarterly report on Form 10-Q of the company for the quarter ended June 30, 2025 as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: August 4, 2025

/s/ John R. Whelan

John R. Whelan
Chairman, president and chief executive officer
(Principal executive officer)